February 14, 1997




America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166

Ladies and Gentlemen:

     This opinion is furnished in connection with the preparation and filing by America Online, Inc. (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 1,006,942 previously issued shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), which the Company is registering under the Act. The shares are to be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company has not engaged any underwriters in connection with the proposed filing of the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement.

     I am Deputy General Counsel to the Company and have acted as counsel in connection with the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise, identified to our satisfaction, of:

     1. Restated Certificate of Incorporation of the Company as presently in effect;

     2.   Restated By-Laws of the Company as presently in effect; and

     3.   Certain resolutions adopted by the Company's Board of Directors.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized by the Company, and the Shares are duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

     This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. We express no opinion with respect to the laws of any other jurisdiction.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                   Very truly yours,


                                   /s/ Sheila A. Clark
                                        Sheila A. Clark